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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation in this Form S-4 of HA-LO Industries, Inc. of our report dated February 2, 1996 for Market USA, Marusa Marketing, Inc. and Subsidiary and to the use of our firm as experts. It should be noted that we have not audited any financial statements of Market USA, Marusa Marketing Inc. and Subsidiary subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.




                             /s/ ARTHUR ANDERSEN LLP



Boston, Massachusetts
August 19, 1996